UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	VMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2019, Vulcan Materials Company (the “Company”) announced the retirement of Michael R. Mills as Chief Administrative Officer and Secretary of the Company, effective as of September 15, 2019. Additionally, the Board of Directors of the Company (the “Board”) appointed the Company’s current Senior Vice President and Chief Financial Officer, Suzanne H. Wood, as Secretary of the Company, effective as of September 15, 2019, for which she will not receive any additional compensation. On September 5, 2019, the Compensation Committee of the Board and the Board approved the terms of Mr. Mills’s retirement, as described below.

On September 3, 2019, Mr. Mills and the Company entered into a letter agreement (the “Letter Agreement”) setting forth the terms of Mr. Mills’s retirement. The Letter Agreement provides that, subject to Mr. Mills’s executing and not revoking a general release of claims in favor of the Company and its affiliates and continued compliance with the restrictive covenants described below, Mr. Mills: (i) will receive his base salary for a period of 36 months after his retirement in an amount totaling $1,950,000, less applicable tax withholdings, paid on a monthly basis in accordance with the Company’s payroll policies; (ii) will receive payment in respect of his full annual bonus for 2019 based on the achievement of actual performance, less applicable tax withholdings; (iii) will continue to vest in his outstanding equity-based awards in accordance with their terms as if he had not retired and be able to exercise his stock-only stock appreciation rights for the full remaining term of the awards; and (iv) will be reimbursed for reasonable healthcare and life insurance premiums. In exchange for the payments and benefits described above, under the Letter Agreement, Mr. Mills has agreed to covenants concerning confidentiality, nondisparagement, and, for two years following his retirement, noncompetition and nonsolicitation of customers and employees of the Company.

The foregoing summary description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of September 3, 2019, by and between Michael R. Mills and Vulcan Materials Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY

Date: September 6, 2019	By:	/s/ Suzanne H. Wood
	Name:	Suzanne H. Wood
	Title:	Senior Vice President and Chief Financial Officer